Exhibit 99.7

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

IN RE:		}	CASE NUMBER
		}	3:16-bk-02237-JAF
DINOSAURS UNEARTHED CORP.		}
		}	JUDGE	JERRY A. FUNK
}
DEBTOR.		}	CHAPTER 11

DEBTOR'S STANDARD MONTHLY OPERATING REPORT (BUSINESS)

FOR THE PERIOD
FROM	July 1, 2019	TO	July 31, 2019

Comes now the above-named debtor and files its Monthly Operating Reports in accordance with the
Guidelines established by the United States Trustee and FRBP 2015.

Attorney for Debtor's Signature

Debtor's Address			Attorney's Address
and Phone Number:			and Phone Number:

DINOSAURS UNEARTHED CORP.			NELSON MULLINS (Attn: Lee D. Windekind, III)

#110 - 11188 Featherstone Way			50 N. Laura Street, 41st Floor

Richmond, BC V6W 1K9			Jacksonville, FL 32202

+1 (604) 277-0707			+1 (904) 665-3600

Note: The original Monthly Operating Report is to be filed with the court and a copy simultaneously provided to the United States Trustee Office. Monthly Operating Reports must be filed by the 20th day of the following month.

For assistance in preparing the Monthly Operating Report, refer to the following resources on the
United States Trustee Program Website, http://www.usdoj.gov/ust/r21/reg_info.htm

1) Instructions for Preparations of Debtor’s Chapter 11 Monthly Operating Report
2) Initial Filing Requirements
3) Frequently Asked Questions (FAQs) http://www.usdoj.gov/ust/

SCHEDULE OF RECEIPTS AND DISBURSEMENTS
FOR THE PERIOD BEGINNING	1-Jul-19		AND ENDING	31-Jul-19

Name of Debtor:	DINOSAURS UNEARTHED CORP.		Case Number	3:16-bk-02237-JAF
Date of Petition:	14-Jun-16

		Current month		Cumulative
Petition to date

1. Funds at beginning of period per bank		$ 22,687.33	( a )	$ 38,233.47	( b )

2. Receipts:
A. Cash sales
Minus: Cash refunds
Net cash sales

	B. Accounts receivable	-		5,186,069.81

	C. Other receipts (see MOR-2)	-		1,150,890.37
Note: invoice & receipts at the same time
& fund transfer between bank accounts
3. Total receipts (lines 2A+2B+2C)		-		6,336,960.18

4. Total funds available for operations (line 1+line 3)		22,687.33		6,375,193.65

5. Disbursements
	A. Advertising			-
	B. Bank charges	(2.50)		(2,282.25)
	C. Contract labour			-
	D. Fixed asset payments (not incl in "N")			-
	E. Insurance			-
	F. Inventory payments			-
	G. Leases			-
	H. Manufacturing supplies			-
	I. Office supplies			-
	J. Payroll - net (see attachment 4B)			-
	K. Professional fees (Accounting & legal)			-
	L. Rent			-
	M. Repairs & maintenance			-
	N. Secured creditor payments (see attach 2)			-
	O. Taxes paid - payroll (see attachment 4C)			-
	P. Taxes paid - sales & use (see attach 4C)			-
	Q. Taxes paid - Other (see attachment 4C)			-
	R. Telephone			-
	S. Travel & entertainment			-
	T. U.S. Trustee Quarterly Fees			-
	U. Utilities			-
	V. Vehicle expenses (car rental)			-
	W. Other operating expenses	-		(6,350,226.57)
6. Total Disbursements (sum of 5A thru W)		(2.50)		(6,352,508.82)
7. Ending balance (line 4 minus line 6) per G/L		$ 22,684.83	( c )	$ 22,684.83	( c )

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.
This 21st day of August, 2019.		Signature	/s/ Jerome Henshall

(a)This number is carried forward from last month’s report. For the first report only, this number will be the balance as of the petition date.
(b)This figure will not change from month to month. It is always the amount of funds on hand as of the date of the petition.
(c)These two amounts will always be the same if form is completed correctly.

Note: Change from cash basis at Jun 30, 2017 to accrual basis at Jul 31, 2017 with outstanding items included